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                                                                 EXHIBIT 3.02


                                   BY-LAWS
                                      OF
                               LDI CORPORATION
                                  ARTICLE I

                                 STOCKHOLDERS
                                 ------------

              Section 1.  MEETINGS OF STOCKHOLDERS.

                (a) ANNUAL MEETING. The annual meeting of the stockholders of the Corporation for the election of directors and the receiving of reports shall be held at such date and time as shall be determined by the Board of Directors. Upon due notice, there may also be considered and acted upon at an annual meeting any matter which could properly be considered and acted upon at a special meeting.

                (b) SPECIAL MEETINGS. Special meetings of the stockholders of the Corporation for any purpose may be held on any business day when called at any time by the Board of Directors, the Chairman of the Board or by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in are solution of the Board of Directors, include the power to call such meetings, but special meetings may not be called by any other person or persons or by any stockholder.

                (c) PLACE OF MEETINGS. Any meeting of the stockholders may be held at such place within or without the State of Delaware as may be determined by the Board of Directors and stated in the notice of said meeting.

              (d)         NOTICE OF MEETING AND WAIVER OF NOTICE.

                          (1) NOTICE. Written notice of the place, date and hour of every meeting of the stockholders, whether annual or special, shall be given to each stockholder of record entitled to vote at the meeting not less than 10 nor more than 60 days before the date of the meeting. Every notice of a special meeting shall state the purpose or purposes thereof. Such notice shall be given in writing to each stockholder entitled thereto by mail, addressed to the stockholder at his address as it appears on the records of the Corporation. Notice shall be deemed to have been given at the time when it was deposited in the mail.

                          (2) RECORD HOLDER OF SHARES. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claims to or interest in such share or shares on the part of any other person,
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                 whether or not it shall have express or other notice
                 thereof, except as otherwise provided by the laws of Delaware.

                          (3) WAIVER. Whenever any written notice is required to be given under the provisions of the Certificate of Incorporation, these By-laws, or by statute, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting of the stockholders need be specified in any written waiver of notice of such meeting.

                        Attendance of a person, either in person or by proxy,
                 at any meeting, shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

              (e) QUORUM, MANNER OF ACTING AND ADJOURNMENT. The holders of record of shares entitled to cast a majority of the voting power entitled to vote at any meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business thereat except as otherwise provided by statute, by the Certificate of Incorporation, or by these By-laws. Whether or not a quorum is present, the holders of shares entitled to cast a majority of the votes present in person or represented by proxy at the meeting shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At any such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. When a quorum is present at any meeting, the vote of a majority of the votes entitled to be cast by the holders of all issued and outstanding shares present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the applicable statute or the Certificate of Incorporation or these By-laws, a different vote is required, in which case such express provision shall govern. Except upon those questions governed by the aforesaid express provisions, the stockholders present in person or by proxy at a duly organized meeting can continue to do business until adjournment, notwithstanding withdrawal of enough stockholders to leave less than a quorum.

              (f) ORGANIZATION OF MEETINGS.

                          (1) PRESIDING OFFICER. Any "executive officer" of the Corporation, as that term is defined in section 3(i) of
                 Article III of these By-laws, may call all meetings of the stockholders to order and act as Chairman thereof.


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                          (2)    MINUTES.  The Secretary of the Corporation, or,
                 in his absence or by his designation, an Assistant Secretary, or, in the absence of both, a person appointed by the Chairman of the meeting, shall act as Secretary of the meeting and shall make and keep a record of the proceedings thereat.

                          (3) STOCKHOLDERS' LIST. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting. The list shall be arranged in alphabetical order showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                          (4)     INSPECTORS.  The Board shall appoint
                 inspectors of election to act as judges of the voting and to determine those entitled to vote at any meeting of stockholders, or any adjournment thereof, in advance of such meeting, but if the Board fails to make such appointments or if an appointee fails to serve, the Chairman of the stockholders' meeting may appoint substitute inspectors.

                          (5)     ORDER OF BUSINESS.  Unless otherwise
                 determined by the Board prior to the meeting, the Chairman of any meeting of stockholders shall determine the order of business and shall have the authority in his discretion to regulate the conduct of any such meeting, including, without limitation, by imposing restrictions on the persons (other than stockholders of the Corporation or their duly appointed proxies) who may attend any such meeting of stockholders, whether any stockholder or his proxy may be excluded from any stockholders' meeting based upon any determination by the Chairman, in his sole discretion, that any such person has unduly disrupted or is likely to disrupt the proceedings thereat, and the circumstances in which any person may make a statement or ask questions at any meeting of stockholders.

              (g)   VOTING.    Except as otherwise provided by statute or the
         Certificate of Incorporation, every stockholder entitled to vote shall been titled to cast the vote per share to which such share is entitled, in person or by proxy, on each proposal submitted to the meeting for each share held of record by him on the record date for the determination of the stockholders entitled to vote at the meeting.
         At any meeting at which a quorum is present, all questions and business which may come before the meeting shall be determined by a majority of votes cast, except when a greater proportion is required by law, the Certificate of Incorporation, or these By-laws.





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              (h) PROXIES.  A person who is entitled to attend a
         stockholders' meeting, to vote thereat, and execute consents, waivers and releases, may be represented at such meeting or vote thereat, and execute consents, waivers and releases and exercise any of his rights by proxy or proxies appointed by a legally sufficient writing signed by such person, or by his duly authorized attorney, as provided by the laws of the State of Delaware.

              Section 2.    DETERMINATION OF STOCKHOLDERS OF RECORD.

              In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 or less than 10 days before the date of such meeting, or more than 60 days prior to any other action.

              If no record date is fixed:

                        (1) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action shall be at the close of business on the day next preceding the day on which notice is given.

                        (2) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                                  ARTICLE II

                                  DIRECTORS
                                  ---------
              Section 1.    GENERAL POWERS.

                The business and affairs, power, and authority of this Corporation shall be exercised, conducted, and controlled by the Board of Directors, except where the law, the Certificate of Incorporation, or these By-laws require any power or action to be authorized or taken by the stockholders. In addition to the powers and authorities expressly conferred by these By-laws, the Board may do all such lawful things and acts as are not by statute, the Certificate of Incorporation or these By-laws directed or required to be done by the stockholders.





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              Section 2.  NUMBER, NOMINATION, AND ELECTION OF DIRECTORS.

              (a) NUMBER. The Board of Directors shall consist of not less than 3 nor more than 15 members. The Board of Directors shall be divided into three classes as nearly equal in number as possible, to be known as Class I, Class II and Class III. Each class shall be elected to staggered terms. The Board of Directors may increase or decrease the number of the members of the Board of Directors within the above limitation of 3 to 15 members. No reduction in the number of directors shall of itself have the effect of shortening the term of any incumbent director. In case of any increase in the number of directors, the additional directors shall be distributed among the several classes as nearly equally as possible.

              (b) ELECTION. The directors shall be elected by written ballot at the annual meeting of stockholders, or if not so elected, at a special meeting of stockholders called for that purpose. At any meeting of stockholders at which directors are to be elected, only persons nominated as candidates shall be eligible for election, and the candidates receiving the greatest number of votes entitled to be cast shall be elected.

              (c)         NOMINATIONS.

                          (1) QUALIFICATION. Directors of the Corporation need not be stockholders or residents of Delaware. No person shall be appointed or elected a director of the Corporation unless:

                                (A) such person is elected to fill a vacancy in the Board of Directors pursuant to section 3 (d) of this Article II; or

                                (B) such person is nominated for election as a director of the Corporation in accordance with this section.

                          (2) ELIGIBILITY TO MAKE NOMINATIONS. Nominations of candidates for election as directors at any meeting of stockholders called for election of directors (an "Election Meeting") may be made by the Board or a committee thereof.

                          (3) PROCEDURE FOR NOMINATIONS. Nominations shall be made not fewer than 30 days prior to the date of an Election Meeting. At the request of the Secretary, each proposed nominee shall provide the Corporation with such information concerning himself as is required under the rules of the Securities and Exchange Commission (the "Commission"), to be included in the Corporation's proxy statement soliciting proxies for the election of such nominee as a director.

                          (4) SUBSTITUTION OF NOMINEES. In the event that a person is validly designated as a nominee in accordance with these By-laws and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors or a committee thereof may designate a substitute nominee upon delivery, not fewer than five days prior to the date of an Election Meeting, of a written notice to the Secretary setting forth





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                 such information regarding such substitute nominee as
                 would have been required to be delivered to the Secretary pursuant to these By-laws had such substitute nominee been initially proposed as a nominee. Such notice shall include a signed consent to serve as a director of the Corporation, if elected, of each such substitute nominee.

                        (5) COMPLIANCE WITH PROCEDURES. If the Chairman of the Election Meeting determines that a nomination of any candidate for election as a director was not made in accordance with the applicable provisions of these By-laws he shall so declare to the meeting and such nomination shall be void.

                Section 3.   TERM OF OFFICE OF DIRECTORS.

                (a) TERM. The term of office of directors shall be three years and the members of one class of directors shall be elected annually to serve for such term; except that, whenever necessary a director may be elected for a shorter term in order to provide for a proper rotation of directors. Pursuant to a written action by all stockholders of the Corporation dated May 20, 1987, Class I directors shall initially be elected for a term expiring at the 1988 annual meeting of stockholders, Class II directors shall initially be elected for a term expiring at the 1989 annual meeting of stockholders and Class III directors shall be elected for a term expiring at the 1990 annual meeting of stockholders. A director shall hold office until the annual meeting of stockholders coinciding with the termination of the term of the class of directors to which he was elected and until his successor shall be elected and qualified or until his earlier resignation, removal from office or death.

                (b) REMOVAL. Any director or the entire Board of Directors may be removed only for cause, by a vote of a majority of the votes entitled to be cast at any meeting of stockholders properly called for that purpose.

                (c) RESIGNATION. Any director of the Corporation may resign at any time by giving written notice to the Chairman of the Board of Directors or to the President or the Secretary of the Corporation. A resignation from the Board of Directors shall be deemed to take effect immediately or at such other time as the director may specify.

                (d) VACANCY. If there shall be any vacancy in the Board of Directors for any reason, including, but not limited to, death, resignation, or as provided by law, the Certificate of Incorporation, or these By-laws (including any increase in the authorized number of directors), the remaining directors shall constitute the Board of Directors until such vacancy is filled. The remaining directors may fill any vacancy in the Board for the unexpired term.

                Section 4.   MEETINGS OF DIRECTORS.

                (a) MEETINGS. Meetings of the Board of Directors may be held at any time upon call by the Chairman of the Board, or by the President, or by any Vice President, or by any two directors. Unless otherwise indicated in the notice thereof, any business may be transacted at any such meeting.





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              (b)         PLACE OF MEETING.  Any meeting of directors may be
         held at such place within or without the State of Delaware as may be designated in the notice of said meeting.

              (c) NOTICE OF MEETING AND WAIVER OF NOTICE. No notice of regular meetings of the Board need be given. Special meetings of the Board may be called by the Chairman of the Board or the President on notice to each director, given either in person or by mail, telephone, telegram, telex or similar medium of communication; special meetings shall be called on like notice by the Chairman of the Board, the President or the Secretary, on the written request of three directors. At least 24 hours' notice of special meetings shall be given to each director.

              Section 5.  QUORUM AND VOTING.

                Except as otherwise provided in the Certificate of Incorporation, at any meeting of directors, not less than one-half (1/2) of the directors then in office (or, in the event that the directors then in office are an uneven number, the nearest full number of directors less than one-half (1/2) of such number) is necessary to constitute a quorum for such meeting, except that any meeting duly called, whether a quorum is present or otherwise, may, by vote of a majority of the directors present, be adjourned from time to time. At any meeting at which a quorum is present, all acts, questions and business which may come before the meeting shall be determined by a majority of votes cast by the directors present at such meeting, unless the vote of a greater number is required by statute, the Certificate of Incorporation or By-laws.

              Section 6.  ACTION OF BOARD OF DIRECTORS WITHOUT A MEETING.

                Any action which may be authorized or taken at a meeting of the Board of Directors may be authorized or taken without a meeting if approved and authorized by a writing or writings, signed by all the directors, which are filed with the minutes of proceedings of the Board.

              Section 7.  COMPENSATION.

                The Board of Directors is authorized to fix a reasonable salary for directors or a reasonable fee for attendance at any meeting of the Board, the Executive or Audit Committee, or other committees appointed by the Board of Directors, or any combination of salary and attendance fee. In addition, directors may be reimbursed for any expenses incurred by them in traveling to and from such meetings.

              Section 8.  Committees.

                (a) APPOINTMENT. The Board, by resolution passed by a majority of the whole Board, may from time to time, appoint one or more of its members to act as a committee of the Board of Directors. A committee shall have and exercise the powers of the Board in the direction of the management of the business and affairs of the Corporation to the extent provided in the resolution appointing such committee. Each committee shall have such name as may be determined by the Board. A committee shall keep minutes of its proceedings, and shall report its proceedings to the Board when required





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         or when requested by a director to do so.  Each such committee and each member thereof shall serve at the pleasure of the Board. Vacancies occurring in any such committee may be filled by the Board of Directors.

                (b) EXECUTIVE COMMITTEES. In particular, the Board of Directors may create from its membership an Executive Committee, the members of which shall hold office during the pleasure of the Board of Directors, and may be removed at any time, with or without cause, by action thereof. During the intervals between meetings of the Board of Directors, the Executive Committee shall possess and may exercise all of the powers and authority of the Board of Directors in the management and control of the business and affairs of the Corporation to the extent permitted by law. All action taken by the Executive Committee shall be reported to the Board of Directors.

                (c) COMMITTEE ACTION. Unless otherwise provided by the Board of Directors, a majority of the members of any committee appointed by the Board of Directors pursuant to this section shall constitute a quorum at any meeting thereof and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of such committee. Action may also be taken by any such committee without a meeting by a writing or writings, signed by all its members, which is filed with the minutes of proceedings of the committee. Any such committee shall appoint one of its own number as Chairman (provided that the Chairman of the Board or the President, if there is no chairman of the Board, shall be the Chairman of any Executive Committee), who shall preside at all meetings and may appoint a Secretary (who need not be a member of the committee) who shall hold office during the pleasure of such committee. Meetings of any such committee may be held without notice of the time, place or purposes thereof and may be held at such times and places within or without the State of Delaware, as the committee may from time to time determine, at the call of the Chairman or any two members thereof.
         Any such committee may prescribe such other rules as it shall determine for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board of Directors.

             Section 9.  CONFERENCE TELEPHONE MEETINGS.

                One or more directors may participate in a meeting of the Board, or of a committee of the Board, by means of conference telephone or similar communications equipment enabling all persons participating in the meeting to hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

                                  ARTICLE III

                                   OFFICERS
                                   --------

              Section 1.   GENERAL PROVISIONS.

                The Board of Directors, at such time as it determines, may elect such executive officers, as defined in section 3(i) of this
         Article III, as the Board deems necessary.  The




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         Chairman of the Board, President and Vice Chairman of the Board
         shall each be, but the other executive officers may, but need not be, chosen from the members of the Board. Any two or more executive offices may be held by the same person. Other officers may be appointed in the manner provided for in these By-laws. The election or appointment of an officer for a given term, or a general provision in the Certificate of Incorporation or in the By-laws with respect to term of office, shall not be deemed to create any contract rights.

              Section 2.  TERM OF OFFICE, REMOVAL, AND VACANCIES.

                (a) TERM. Each executive officer of the Corporation shall hold office during the pleasure of the Board of Directors and until his successor is elected and qualified, unless he sooner dies or resigns or is removed by the Board of Directors or the Chairman.

                (b) REMOVAL. The Board of Directors by a majority vote of the members present at a meeting at which a quorum is present may remove any executive officer at any time, with or without cause.

                (c) VACANCIES. Any vacancy in any executive office may be filled by the Board of Directors or by the Chairman.

              Section 3.  POWERS AND DUTIES.

                (a) IN GENERAL. All officers, as between themselves and the Corporation, shall respectively have such authority and perform such duties as are customarily incident to their respective offices, and as may be specified from time to time by the Board of Directors, regardless of whether such authority and duties are customarily incident to such office. In the absence of any officer of the Corporation, or for any other reason the Board of Directors may deem sufficient, the Board of Directors may delegate from time to time the powers or duties of such officer, or any of them, to any other officer or to any Director.

                (b) CHAIRMAN OF THE BOARD. The Chairman of the Board shall, subject to the provisions of these By-laws, preside at all meetings of the stockholders, of the Board of Directors, and of the Executive Committee.

                (c) PRESIDENT. The President shall be the chief operating officer of the Corporation and shall have full authority to execute all authorized deeds, mortgages, bonds, contracts and other obligations in the name of the Corporation in connection with the performance of his duties as chief operating officer. The President shall also perform all duties usually incident to such office, subject to the direction of the Board of Directors. In the case of the absence or disability of the Chairman of the Board or when circumstances prevent the Chairman of the Board from acting, the President shall perform the duties of the Chairman of the Board, except as those duties are specifically delegated hereby to the Vice Chairman of the Board.

                (d) CHIEF EXECUTIVE OFFICER. Either the Chairman of the Board or the President, as designated by the Board of Directors, shall be the chief executive officer of the Corporation and shall have general supervision over its property, business and affairs, and perform all the duties usually incident to such office, subject to the direction of the Board of Directors. He may execute all authorized deeds, mortgages, bonds, contracts,




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         and other obligations, in the name of the Corporation and shall have such other powers and duties as may be prescribed by the Board of Directors.

                (e) VICE CHAIRMAN OF THE BOARD. In the absence of the Chairman of the Board, and subject to the provisions of these By-laws, the Vice Chairman of the Board shall preside at all meetings of the stockholders, and in the absence of both the Chairman of the Board and the President, the Vice Chairman of the Board shall be the chief executive officer of the Corporation and shall perform all duties usually incident to such offices, subject to the direction of the Board of Directors. He shall also perform such other powers and duties as may be prescribed by the Board of Directors. In case of the absence or disability of both the Chairman of the Board and the President, or when circumstances prevent both the Chairman of the Board and the President from acting, the Vice Chairman of the Board shall perform the duties of the Chairman of the Board.

                (f) VICE PRESIDENTS. The Vice Presidents shall have such powers, duties and titles as may be prescribed by the Board of Directors or as may be delegated by the Chairman of the Board or by the President.

                (g) SECRETARY. The Secretary shall attend and shall keep the minutes of all meetings of the stockholders and the Board of Directors (and perform similar duties for the committees of the Board when required). He shall keep such books as may be required by the Board of Directors, shall have charge of the seal, if any, of the Corporation and shall be permitted, subject to the provisions of these By-laws, to give notices of stockholders' and directors' meetings required by law or by these By-laws, or otherwise, and have such other powers and duties as may be prescribed by the Board of Directors or the Chairman of the Board.

                (h) TREASURER. The Treasurer shall receive and have charge of all money, bills, notes, bonds, stock in other corporations and similar property belonging to the Corporation, and shall do with the same as shall be ordered by the Board of Directors. He shall disburse the funds and pledge the credit to the Corporation as may be directed by the Board. He shall keep accurate financial accounts, and hold the same open for inspection and examination by the directors.
         On the expiration of his term of office, he shall turn over to his successors, or the Board of Directors, all property, books, papers, and money of the Corporation in his hands, and shall possess such other powers and duties as may be prescribed by the Board of Directors of the Chairman of the Board.

                (i) EXECUTIVE OFFICERS. The officers referred to in subparagraphs (b), (c), (d), (e), (f), (g) and (h) of this section and such other officers as the Board of Directors may by resolution identify shall be executive officers of the Corporation and may be referred to as such.

                (j) OTHER OFFICERS. Any Divisional President, Vice President or Corporate or Divisional Assistant Vice President, Assistant Secretary or Assistant Treasurer, or any other subordinate officer shall be appointed and removed by the Chief Executive Officer, at whose pleasure each shall serve and shall have such powers and duties as the Chief Executive Officer may prescribe.





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                Section 4.  COMPENSATION.

                The Board of Directors is authorized to determine or to provide the method of determining the compensation of all Executive Officers.

                Section 5.  BONDS.

                If required by the Board, any and every officer or agent shall give the Corporation a bond in a sum and with one or more sureties satisfactory to the Board for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

                                  ARTICLE IV

                        SECURITIES HELD BY CORPORATION
                        ------------------------------

                Section 1.  TRANSFER OF SECURITIES OWNED BY THE CORPORATION.

                All endorsements, assignments, transfers, share powers or other instruments of transfer of securities standing in the name of the Corporation shall be executed for and in the name of the Corporation by the Chairman of the Board, or by the President, or by any Vice President, or by the Secretary or Treasurer or by any additional person or persons as may be thereunto authorized by the Board of Directors.

                Section 2.  VOTING SECURITIES HELD BY THE CORPORATION.

                The Chairman of the Board, or the President, or any Vice President, or the Secretary or Treasurer, in person or by another person thereunto authorized by the Board of Directors, in person or by proxy or proxies appointed by him, shall have full power and authority on behalf of the Corporation to vote, act and execute consents, waivers and releases with respect to any securities issued by other corporations which the Corporation may own.

                                  ARTICLE V

                              SHARE CERTIFICATES
                              ------------------

                Section 1.  TRANSFER AND REGISTRATION OF CERTIFICATES.

                The Board of Directors shall have authority to make such rules and regulations, not inconsistent with law, the Certificate of Incorporation or these By-laws, as it deems expedient concerning the issuance, transfer and registration of certificates for shares and the shares represented thereby.





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
              Section 2.    CERTIFICATES FOR SHARES.

              Each holder of shares is entitled to one or more certificates for shares of the Corporation in such form not inconsistent with law and the Certificate of Incorporation as shall be approved by the Board of Directors. Each such certificate shall be signed by the Chairman of the Board or the President or any Vice President, and by the Secretary, and Assistant Secretary, the Treasurer, or an Assistant Treasurer of the Corporation, which certificate shall certify the number and class of shares held by each stockholder in the Corporation, but no certificates for shares shall be executed or delivered until such shares are fully paid. Any of or all the signatures upon such certificate may be a facsimile, engraved or printed. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer, transfer agent or registrar, before the certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent or registrar at the date of its issue.


              Section 3. TRANSFER AGENTS, REGISTRARS AND DIVIDEND DISBURSING AGENTS.

              The Board of Directors may from time to time by resolution appoint one or more incorporated transfer agents and registrars (which may or may not be the same corporation) for the shares of the Corporation, and the Board of Directors from time to time by resolutions may appoint a dividend disbursing agent to disburse any and all dividends authorized by the Board of Directors payable upon the shares of the Corporation.


              Section 4.    TRANSFERS.

              Subject to restrictions on the transfer of stock, upon surrender to the Corporation or the duly appointed transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. No transfer shall be made which would be inconsistent with the provisions of Article 8, Title 6 of the Delaware Uniform Commercial Code--Investment Securities.


              Section 5.    LOST, STOLEN OR DESTROYED CERTIFICATES.

              The Corporation may issue a new certificate for shares in place of any certificate or certificates heretofore issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to have been lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors or any duly authorized executive officer may, in its or his discretion, and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representatives, to attest the same in such manner as it shall require and to indemnify the Corporation, its directors, officers, employees, agents and representatives, and in connection therewith to give the Corporation a bond in such sum and containing such terms as the Board or such officer may direct, against any claim that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost, stolen, or destroyed or the issuance of the new certificate.


              Section 6.    PROTECTION OF CORPORATION.

              The Corporation may treat a fiduciary as having capacity and authority to exercise all rights of ownership in respect to shares of record in the name of the decedent holder, person, firm or corporation in conservation, receivership or bankruptcy, minor, incompetent person, or person under disability, as the case may be, for whom he is acting, or a fiduciary acting as such, and the Corporation, its transfer agent and registrar, upon presentation of evidence of appointment of such fiduciary shall be under no duty to inquire as to the powers of such fiduciary and shall not be liable to any firm, person, or corporation for loss caused by any act done or omitted to be done by the Corporation or its transfer agent or registrar in reliance thereon.


                                  ARTICLE VI

 INDEMNIFICATION OF DIRECTORS, OFFICERS, AND OTHER AUTHORIZED REPRESENTATIVES
 ----------------------------------------------------------------------------
              Section 1. INDEMNIFICATION OF AUTHORIZED REPRESENTATIVES IN THIRD PARTY PROCEEDINGS.

              The Corporation shall indemnify any person who was or is an "authorized representative" of the Corporation (which shall mean for purposes of this Article a director or officer of the Corporation, or a person serving at the request of the Corporation as a director, officer, or trustee, of another corporation, partnership, joint venture, trust or other enterprise) and who was or is a "party" (which shall include for purposes of this Article the giving of testimony or similar involvement) or is threatened to be made a party to any "third party proceeding" (which shall mean for purposes of this Article any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the Corporation) by reason of the fact that such person was or is an authorized representative of the Corporation, against expenses (which shall include for purposes of this Article attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such third party proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal third party proceedings (which could or does lead to a criminal third party proceeding) had no reasonable cause to believe such conduct was unlawful. The termination of any third party proceeding by judgment, order, settlement, indictment, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the authorized representative did not act in good faith and in a manner which said person reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal third party proceeding, had reasonable cause to believe that such conduct was unlawful.

              Section 2. INDEMNIFICATION OF AUTHORIZED REPRESENTATIVES IN CORPORATE PROCEEDINGS.

              The Corporation shall indemnify any person who was or is an authorized representative of the Corporation and who was or is a party or is threatened to be made a party to any "corporate proceeding" (which shall mean for purposes of this Article any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor or investigative proceeding by the Corporation) by reason of the fact that such person was or is an authorized representative of the Corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such corporate action if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such corporate proceeding was pending shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such authorized representative is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.


              Section 3.    MANDATORY INDEMNIFICATION OF AUTHORIZED
         REPRESENTATIVES.

              To the extent that an authorized representative of the Corporation has been successful on the merits or otherwise in defense of any third party or corporate proceedings or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith.


              Section 4.    DETERMINATION OF ENTITLEMENT TO INDEMNIFICATION.

              Any indemnification under section 1, 2, or 3 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the authorized representative is proper in the circumstances because such person has either met the applicable standard of conduct set forth in section 1 or 2 or has been successful on the merits or otherwise set forth in section 3 and that the amount requested has been actually and reasonably incurred. Such determination shall be made:

                     (1) by the Board of Directors by a majority of a quorum consisting of directors who were not parties to such third party or corporate proceedings; or

                     (2) if such a quorum is not obtainable, or, even if obtainable, a majority vote of such a quorum so directs, by independent legal counsel in a written opinion; or

                     (3)    by the stockholders.

              Section 5.   ADVANCING EXPENSES.

              Expenses actually and reasonably incurred in defending a third party or corporate proceeding shall be paid on behalf of an authorized representative by the Corporation in advance of the final disposition of such third party or corporate proceeding upon receipt of an undertaking by or on behalf of the authorized representative to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article.


              Section 6.    EMPLOYEES BENEFIT PLANS.

              For purposes of this Article, the Corporation shall be deemed to have requested an authorized representative to serve an employee benefit plan where the performance by such person of duties to the Corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on an authorized representative with respect to an employee benefit plan pursuant to applicable law shall be deemed "fines"; and action take nor omitted by such person with respect to an employee benefit plan in the performance of duties for a purpose reasonably believed to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Corporation.

              Section 7.    SCOPE OF ARTICLE.

              The indemnification of and the advancement of expenses to authorized representatives, provided by, or granted pursuant to this Article, shall (1) not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may been titled under any statute, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in other capacities, (2) continue as to a person who has ceased to be an authorized representative, and (3) inure to the benefit of the heirs, executors, and administrators of such a person.

              Section 8.    RELIANCE ON PROVISIONS.

              Each person who shall act as an authorized representative of the Corporation shall be deemed to be doing so in reliance upon rights of indemnification provided by this Article.

              Section 9.    INSURANCE.

              The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, trustee or agent of or for the Corporation, or is or was serving at the request or with the prior approval of the Corporation as a director, officer, employee, trustee or agent of another corporation, trust or enterprise, against any liability asserted against him and incurred by him in any capacity or arising out of his status as such whether or not the Corporation would have the power to indemnify him against such liability under the provisions of these By-laws.

                                 ARTICLE VII

                                   GENERAL
                                   -------

              Section 1.    CONTRACTS, CHECKS, ETC.

              All Contracts, agreements, checks, drafts, notes, bonds, bills of exchange and orders for the payment of money shall be signed or endorsed by the persons whom the Board prescribes therefor.


              Section 2.    FISCAL YEAR.

              The fiscal year of the Corporation shall commence on February 1 of each year and end on January 31 of the following year, unless otherwise determined by the Board.


              Section 3.    ANNUAL STATEMENT.

              The Board shall cause an independent public accountant, selected from time to time by the Board, to examine in accordance with generally accepted auditing standards, prior to the annual meeting of the stockholders in each year, the books and records of the Corporation and the financial statements for the preceding fiscal year, which statements shall set forth the financial position as of the close of, and the results of operations of the Corporation for, the preceding fiscal year, and the Board shall cause such accountant or firm of accountants to render to the Board its opinion with respect thereto. The Board shall cause copies of the financial statements together with the opinion to be sent to all stockholders entitled to vote at the annual meeting in the year succeeding the year to which the financial statements apply and to be available to stockholders attending the annual meeting.


              Section 4.    FORM OF NOTICES.

              Whenever notice is required to be given to any director or officer or stockholder, such notice may be given either in person or by mail, telephone or telegram, telex or similar medium of communication, except as expressly provided otherwise in these By-laws. Except as provided in Article II, Section 4(c), if mailed, the notice will be deemed given when deposited in the United States mail, postage prepaid, addressed to the stockholder, officer or director at such address as appears on the books of the Corporation. If given in person or by telephone, notice will be deemed given when communicated. If given by telegram, telex or similar medium of communication, notice will be deemed given when properly dispatched.


              Section 5.    SEAL.

              The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. The Secretary shall have custody of the corporate seal of the Company and shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the Secretary's signature. The Board of Directors may give general authority to any other officer to affix the seal of the Company and to attest the affixing by his signature.

              Section 6.  CONSISTENCY WITH CERTIFICATE OF INCORPORATION.

                If any provision of these By-laws shall be inconsistent with the Corporation's Certificate of Incorporation (and as it may be amended from time to time), the Certificate of Incorporation (as so amended at the time) shall govern.

                                 ARTICLE VIII

                                  AMENDMENTS
                                  ----------

                Except as otherwise provided in the Certificate of Incorporation, these By-laws may be altered, amended, or repealed or new By-laws may be adopted by the affirmative vote of the directors of the Company or by the affirmative vote of the holders of a majority of the shares of the Company entitled to vote in the election of directors, voting as one class at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new By-laws be contained in the notice of such special meeting.


         [As amended July 13, 1994]





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